Exhibit 10.6

AMENDMENT TO AGREEMENT

This amendment (“Amendment”), effective as of lst day of June 2006, amends the Agreement dated 30th day of September 2005 by and between Linguagen Corp., a Delaware corporation (“Linguagen”) and Albert Einstein Healthcare Network, a non-profit corporation in Philadelphia, PA (“AEHN”).

WHEREAS, AEHN and Linguagen entered in the Agreement to encompass use of AEHN’s animal facilities located at 5501 Old York Road, Philadelphia, PA 19141 (“Facility”) for executing Linguagen Protocols.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto promise and agree as follows:

1.                         All capitalized terms not defined herein have the same meaning as those in the Agreement.

2.                         The completion date of the Agreement shall remain the same as set forth in the Agreement.

3.                         Exhibit C of the Agreement, the Section entitled Other is amended to include the following:

Additional rental space — Room Al09 (Approx. 8’x 10’)                   80 sq. ft.

Cost per sq. ft. - $25.00 / sq. ft. / year or $166.67 per month

4.                         Any and all provisions of the Agreement not expressly modified hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties have executed this Amendment.

Accepted and Agreed to by:

Linguagen Corp 2005 Eastpark Boulevard Cranbury, NJ 08512-3515	Albert Einstein Healthcare Network 5501 Old York Rd. Philadelphia, PA 19141

/s/ Scott Horvitz	/s/ Mary Klein
Scott Horvitz	Mary Klein, Ph.D.
Chief Financial Officer	Director, Office of Research and Tech. Dev.

6/6/06	6/8/06
Date	Date